UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2005

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-10674	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 18, 2005, Susquehanna Bancshares, Inc., or Susquehanna, and Valley Forge Asset Management Corp., Susquehanna’s wholly-owned subsidiary, entered into a First Amendment to the Employment Agreement dated November 4, 2004, or the Amendment, with Mr. Bernard A. Francis. The Amendment provides that each party to the Employment Agreement dated November 4, 2004, or Employment Agreement, has the right not to renew the Employment Agreement, such right to be exercised by written notice to the other party given by November 1 of any given year. In the event that written election by a party not to renew the Employment Agreement is not received by the other party by November 1 of the year in question, Mr. Francis’ period of employment under the Employment Agreement automatically will be extended through December 31 of the immediately following year.

Prior to the Amendment, the option to renew the Employment Agreement rested solely with Susquehanna.

A copy of the Amendment to the Employment Agreement is attached to this filing on Form 8-K as Exhibit 10.1. The Employment Agreement was previously filed as Exhibit 10.1 to Susquehanna’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, as filed with the Securities and Exchange Commission on May 10, 2004.

Item 8.01. Other Events.

The registrant issued a press release on January 21, 2005 announcing the impending consolidation of three of its subsidiary banks, which release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Exhibit
10.1	First Amendment to Employment Agreement, dated January 18, 2005, between Susquehanna Bancshares, Inc., Valley Forge Asset Management Corp. and Bernard A. Francis.

99.1	Press Release, dated January 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ DREW K. HOSTETTER
Drew K. Hostetter
Executive Vice President & CFO

Dated: January 21, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	First Amendment to Employment Agreement, dated January 18, 2005, between Susquehanna Bancshares, Inc., Valley Forge Asset Management Corp. and Bernard A. Francis.

99.1	Press Release, dated January 21, 2005.